UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2021

LEARN CW INVESTMENT CORPORATION

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40885	98-1583469
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

11755 Wilshire Blvd.
Suite 2320	90025
Los Angeles, California
(Address of principal executive offices)	(Zip Code)
(424) 324-2990
(Registrant’s telephone number, including area code) Not Applicable (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share, $0.0001 par value, and one-half of one redeemable warrant	LCW.U	The New York Stock Exchange

Class A Ordinary Shares included as part of the units	LCW	The New York Stock Exchange

Warrants included as part of the units, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50	LCW.WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry into a Material Definitive Agreement

On October 7, 2021, the Registration Statement on Form S-1 (File No. 333-254820) (the “Registration Statement”) relating to the initial public offering (the “IPO”) of Learn CW Investment Corporation (the “Company”) was declared effective by the U.S. Securities and Exchange Commission. On October 13, 2021 the Company consummated the IPO of 23,000,000 units (the “Units”), which included 3,000,000 units issued pursuant to the exercise by the underwriter of its over-allotment option. Each Unit consists of one Class A ordinary share of the Company, $0.0001 par value per share (the “Class A Ordinary Shares”), and one-half of one redeemable warrant of the Company (the “Public Warrants”), each whole Public Warrant entitling the holder thereof to purchase one Class A Ordinary Share at an exercise price of $11.50 per share. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $230,000,000.

Substantially concurrently with the closing of the IPO, the Company completed the private sale of 7,146,000 warrants (the “Private Placement Warrants”) to the Company’s sponsor, CWAM LC Sponsor LLC (the “Sponsor”), at a purchase price of $1.00 per Private Placement Warrant, generating gross proceeds to the Company of $7,146,000.

In connection with the IPO, the Company entered into the following agreements, the forms of which were previously filed as exhibits to the Registration Statement:

●	an Underwriting Agreement, dated October 7, 2021, between the Company and Evercore Group L.L.C., as underwriter;

●	a Warrant Agreement, dated October 12, 2021, between the Company and American Stock Transfer & Trust Company, LLC, as transfer agent;

●	a Letter Agreement, dated October 7, 2021, among the Company and its officers, directors, director nominees and the Sponsor;

●	a Letter Agreement, dated October 7, 2021, between the Company and a fund managed by SB Management Limited (“Softbank”);

●	an Investment Management Trust Agreement, dated October 12, 2021, between the Company and U.S. Bank National Association, as trustee;

●	a Registration Rights Agreement, dated October 12, 2021, between the Company, the Sponsor and certain other security holders of the Company;

●	a Private Placement Warrants Purchase Agreement, dated October 12, 2021, between the Company and the Sponsor; and

●	the form of Indemnity Agreement, dated October 7, 2021, between the Company and each of its officers and directors.

The Underwriting Agreement, the Warrant Agreement, the Letter Agreement, the Letter Agreement with Softbank, the Investment Management Trust Agreement, the Registration Rights Agreement, the Private Placement Warrants Purchase Agreement and the form of Indemnity Agreement are included as Exhibits 1.1, 4.1, 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6, respectively, hereto, and each such exhibits are incorporated by reference herein.

Item 3.02     Unregistered Sales of Equity Securities

Simultaneously with the closing of the IPO, the Company completed the private sale of an aggregate of 7,146,000 Private Placement Warrants at a purchase price of $1.00 per Private Placement Warrant (the “Private Placement”), to the Sponsor, generating gross proceeds to the Company of $7,146,000. The Private Placement Warrants are substantially similar to the Public Warrants, except that if held by the Sponsor or its permitted transferees, they may be exercised for cash or on a cashless basis and subject to certain limited exceptions, will be subject to transfer restrictions until 30 days following the consummation of the Company’s initial business combination. If the Private Placement Warrants are held by holders other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by the Company under all redemption scenarios and exercisable by holders on the same basis as the Public Warrants. The Private Placement Warrants have been issued pursuant to, and are governed by the Private Placement Warrants Purchase Agreement. The issuances of the Private Placement Warrants were made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 7, 2021, in connection with the IPO, Robert Hutter, Alan Howard, Ellen Levy, Peter Relan, Daniel H. Stern and Anuranjita Tewary were appointed directors of the Company. In addition, pursuant to the amended and restated memorandum and articles of incorporation of the Company, the board of directors was classified and the term of office of each of the directors shall expire as follows: Class I, with a term expiring at the 2022 annual general meeting – Alan Howard and Ellen Levy; Class II, with a term expiring at the 2023 annual general meeting – Peter Relan, Daniel H. Stern and Anuranjita Tewary ; and Class III, with a term expiring at the 2024 annual general meeting – Adam Fisher and Robert Hutter.

The board has determined that each of Messrs. Stern and Relan and Drs. Levy and Tewary are independent directors under the requirements of the NSYE listing standards and under the Securities Exchange Act of 1934 (“Exchange Act”), and has determined that Mr. Stern qualifies as an “audit committee financial expert” as that term is defined in Item 407(d)(5) of Regulation S-K under the Exchange Act. Mr. Relan and Dr. Tewary will serve as members of the audit committee, with Mr. Stern serving as chair of the audit committee.

Prior to the IPO, the Sponsor transferred 30,000 of the Company’s Class B ordinary shares to each of Messrs. Relan and Stern and Drs. Levy and Tewary at the same price originally paid by the Sponsor for such shares. The Company will reimburse the directors for reasonable out-of-pocket expenses incurred in connection with fulfilling their roles as directors.

Other than as set forth in Item 1.01 and above, none of the directors are party to any arrangement or understanding with any person pursuant to which they were appointed as directors, nor are they party to any transactions required to be disclosed under Item 404(a) of Regulation S-K involving the Company.

Item 5.03     Amendments to Memorandum and Articles of Association.

On October 6, 2021, the Company adopted its Amended and Restated Memorandum and Articles of Association, which became effective on October 7, 2021. The Amended and Restated Memorandum and Articles of Association is attached as Exhibit 3.1 hereto and is incorporated by reference herein.

Item 8.01     Other Events.

A total of $232,300,000, comprised of $227,554,000 of the net proceeds from the IPO and $4,746,000 of the proceeds of the sale of the Private Placement Warrants, was placed in a U.S.-based trust account maintained by American Stock Transfer & Trust Company, LLC, acting as trustee. Except with respect to interest earned on the funds held in the trust account that may be released to the Company to pay its tax obligations (less up to $100,000 of interest to pay dissolution expenses), the funds held in the trust account will not be released from the trust account until the earliest of (i) the completion of the Company’s initial business combination, (ii) the redemption of any of the Company’s public shares properly submitted in connection with a shareholder vote to amend the Company’s Amended and Restated Memorandum and Articles of Association (a) to modify the substance or timing of the Company’s obligation to provide for the redemption of the Company’s public shares in connection with any proposed initial business combination or to redeem 100% of the Company’s public shares if it does not complete its initial business combination within 18 months (or up to 24 months if the period of time to consummate a business combination is extended) (such period, the “completion window”) from the closing of the IPO or (b) with respect to any other material provision relating to shareholders’ rights or pre-initial business combination activity and (iii) the redemption of the Company’s public shares if it is unable to complete its initial business combination within the completion window, subject to applicable law.

On October 7, 2021, the Company issued a press release, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K, announcing the pricing of the IPO.

On October 13, 2021, the Company issued a press release, a copy of which is attached as Exhibit 99.2 to this Current Report on Form 8-K, announcing the closing of the IPO.

Item 9.01     Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description of Exhibits
1.1	Underwriting Agreement, dated October 7, 2021, between the Company and Evercore Group L.L.C., as underwriter.
3.1	Amended and Restated Memorandum and Articles of Association, dated October 7, 2021.
4.1	Warrant Agreement, dated October 12, 2021, between the Company and American Stock Transfer & Trust Company, LLC, as transfer agent.
10.1	Letter Agreement, dated October 7, 2021, among the Company and its officers, directors, director nominees and the Sponsor.
10.2	Letter Agreement, dated October 7, 2021, between the Company and Softbank.
10.3	Investment Management Trust Agreement, dated October 12, 2021, between the Company and U.S. Bank National Association, as trustee.
10.4	Registration Rights Agreement, dated October 12, 2021, between the Company, the Sponsor and certain other security holders of the Company.
10.5	Private Placement Warrants Purchase Agreement, dated October 12, 2021, between the Company and the Sponsor.
10.6	Form of Indemnity Agreement, dated October 7, 2021, between the Company and each of its officers and directors.
99.1	Press Release, dated October 7, 2021.
99.2	Press Release, dated October 13, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Learn CW Investment Corporation
	By:	/s/ Robert Hutter
	Name:	Robert Hutter
	Title:	Chief Executive Officer

Date: October 14, 2021